United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2021

CHEE CORP. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-216868 (Commission File Number)	32-0509577 (IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296

(Address of Principal Executive Offices) (Zip Code)

480-225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective June 30, 2021, Chee Corp., a Nevada corporation (the “Company”), entered into an Amendment to Promissory Notes (the “Amendment”) with Klusman Family Holdings, LLC (“KFH”). The Amendment amends the following promissory notes executed by KFH as maker and payable to the Company as holder: the note dated January 11, 2021 in the principal amount of $100,000, the note dated January 19, 2021 in the principal amount of $60,000, the note dated February 1, 2021 in the principal amount of $500,000, the note dated February 5, 2021 in the principal amount of $135,000, the note dated March 8, 2021 in the principal amount of $25,000, the note dated March 24, 2021 in the principal amount of $500,000, and the note dated March 24, 2021 in the principal amount of $50,000 (together, the “Notes”), each of which matured on June 30, 2021. The Amendment extends the maturity date of each of the Notes to January 31, 2022, and restates and consolidates the outstanding principal and accrued interest of the Notes into a single new Amended and Restated Promissory Note executed by KFH payable to the Company (the “Restated Note”), in a principal amount of $1,419,433, which includes $49,433 in interest accrued as of June 30, 2021. The Restated Note matures on January 31, 2022, is unsecured, bears interest at a rate of 10% per annum, and the unpaid principal and interest may be accelerated upon an event of default as defined thereunder. Aaron Klusman is the sole member of KFH. Mr. Klusman is also Chief Executive Officer and Chairman of the Board of the Company.

Item 1.02	Termination of a Material Definitive Agreement

Also effective as of June 30, 2021, the Company and Aaron Klusman executed a Termination Agreement whereby the parties terminated the Letter of Intent entered into on December 15, 2020 (the “LOI”), due to difficulties in its implementation. Pursuant to the LOI, the Company was to purchase 100% of the equity membership interest in KFH from Mr. Klusman for consideration consisting of payments totaling $1,500,000 and the issuance of 10,945,250 shares of common stock of the Company. There are no early termination penalties. Aaron Klusman is the sole member of KFH. Mr. Klusman is also Chief Executive Officer and Chairman of the Board of the Company.

The descriptions of the Amendment, the Restated Note, and the Termination Agreement are only summaries of their material terms, and are qualified in their entirety by reference to such agreements, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Promissory Notes, dated June 30, 2021

10.2	Amended and Restated Promissory Note, dated June 30, 2021

10.3	Termination Agreement, dated June 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2021

Chee Corp., a Nevada corporation

By:	/s/ Rick Gean
Rick Gean, CFO, Secretary, and Treasurer